Exhibit 3(i).1

Document must be filed electronically.         Colorado Secretary of State
Paper documents are not accepted.              Date and Time:03/28/2012 11:02 AM
Document processing fee               $50.00   ID Number: 20121186069
Fees & forms/cover sheets                      Document number: 20121186069
 are subject to change.                        Amount Paid: $50.00
To access other information or print
 copies of filed documents, visit
 www.sos.state.co.us and select
 Business Center.                              ABOVE SPACE FOR OFFICE USE ONLY

               ARTICLES OF INCORPORATION FOR A PROFIT CORPORATION filed pursuant to ss. 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

                    THREE FORKS, INC.
                    -----------------------------------------------------------.
                    (The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", "inc.", "co." or "ltd.". See ss.7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address                  8950 SCENIC PINE DRIVE
                                -----------------------------------------
                                (Street number and name)

                                PARKER, CO 80134
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)


Mailing address
(leave blank if same as         -----------------------------------------
street  address)                (Street number and name or Post Office
                                 Box information)


                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)


                                -------------------------- --------------
                                (Province - if applicable)    (Country)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name                            NICHOLS         ED
(if an individual)              -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)
or

(if an entity)                  -----------------------------------------
(Caution: Do not provide both an individual and an entity name.)

Street address                  8950 SCENIC PINE DRIVE
                                -----------------------------------------
                                (Street number and name)

                                PARKER, CO 80134
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                 Exhibit 3(i).1


Mailing address
(leave blank if same as         -----------------------------------------
street  address)                (Street number and name or Post Office
                                 Box information)


                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

(The following statement is adopted by marking the box.)

/_X_/ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name                            NICHOLS         W.      EDWARD
(if an individual)              -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)
or

(if an entity)                  -----------------------------------------
(Caution: Do not provide both an individual and an entity name.)

Mailing address                 8950 SCENIC PINE DRIVE
                                -----------------------------------------
                                (Street number and name)

                                PARKER, CO 80134
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.


5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

/___/ The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

/_X_/ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)


6. (If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed  effective  date and, if  applicable,  time of this document  is/are
______________________________.
(mm/dd/yyyy hour:minute am/pm)

                                 Exhibit 3(i).1


Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

                                NICHOLS         W.      EDWARD
                                -----------------------------------------
                                (Last)         (First) (Middle) (Suffix)

                                8950 SCENIC PINE DRIVE
                                -----------------------------------------
                                (Street number and name)

                                PARKER, CO  80134
                                -----------------------------------------
                                (City) (State) (ZIP/Postal Code)

                                                           UNITED STATES
                                -------------------------- --------------
                                (Province - if applicable)    (Country)


(If the following statement applies, adopt the statement by marking the box and include an attachment.)

/___/ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

                                 Exhibit 3(i).1


The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows:

The corporation is authorized to issue 100,000,000 shares of common stock and 25,000,000 shares of preferred stock in such classes and series and with such designations of rights and privileges as the Board may hereafter determine that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.


SHAREHOLDER ACTION BY WRITTEN CONSENT. "Any action required or permitted by Colorado Revised Statutes to be taken at a shareholder meeting may be taken without a meeting, if the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted, consent to such action in writing. Effectiveness of such action shall be as provided in Colorado Revised Statutes except when the requirements of
Section 14 of the Securities Exchange Act of 1934 specify otherwise. Record date for determining shareholders entitled to take action, or entitled to be given notice under CRS 7-107- 104 (as it may be amended) is the date the corporation first receives a writing upon which the action is taken pursuant to written consent of a majority of shareholders."